                                  EXHIBIT 10(t)

                               AMENDMENT NO. 1 TO
              FIFTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                         DATED AS OF SEPTEMBER 22, 2003

      THIS AMENDMENT NO. 1 ("Amendment No. 1") dated as of December 31, 2003 between MAX & ERMA'S RESTAURANTS, INC., a Delaware corporation (the "Company"), and THE PROVIDENT BANK, an Ohio banking corporation (the "Bank").

                                   WITNESSETH:

      WHEREAS, the Company and the Bank, parties to the Fifth Amended and Restated Revolving Credit Agreement, dated as of September 22, 2003 (the "Agreement"), have agreed to amend the Agreement by this Amendment No. 1 on the terms and conditions hereinafter set forth. Terms not otherwise defined herein are used as defined in the Agreement as amended hereby.

      NOW, THEREFORE, the Company and the Bank hereby agree as follows:

      Section 1. Amendment of the Agreement. The Agreement is, effective the date hereof, hereby amended as follows:

      1.1. Section 1.4 (b) is amended and restated in its entirety as follows:

                  (b) Interest. Each Loan shall bear interest on the unpaid principal balance of all Loans made by the Bank for each day from the day such Loan is made until it becomes due, at a fluctuating rate per annum which rate will be immediately adjusted upon the execution of this Amendment. Thereafter such rate will be adjusted based upon the Company's submission of financial information pursuant to Section 5.2 herein beginning with the quarter ending November, 1999. The interest rate adjustment will be effective the first Monday following receipt by the Bank of the Quarterly Compliance Certificate pursuant to
           Section 5.4(c) herein. The interest rate will be established according to the following schedule based upon the ratio of the Indebtedness of the Company to EBITDA of the Company during the immediately preceding twelve month period as of the date of each fiscal quarter end:

Ratio at quarter end        Rate for following quarter
--------------------        ------------------------------
Less than                   Either the Prime Rate minus 25
2.0:1.0                     basis points or the LIBOR Rate
                            plus 250 basis points
2.01 through                Either the Prime Rate plus 25
2.5:1.0                     basis points or the LIBOR Rate
                            plus 300 basis points

Greater than                Either the Prime Rate plus 75
2.51:1.0                    basis points or the LIBOR Rate
                            plus 350 basis points

            ;provided, however, that the interest rate will be Either the Prime Rate plus 75 basis points or the LIBOR Rate plus 350 basis points until the Company achieves a Fixed Charge Coverage Ratio of 1.25 to
            1.0 as further described in Section 6.2(c).

            Interest on all Loans shall be calculated on the basis of the actual number of days elapsed over a year of 360 days. As used in this Agreement, the term "Prime Rate" on any day shall mean the rate published or announced by the Bank as its prime rate which rate may not be the Bank's lowest rate. Any change in the interest rate on a Loan due to a change in the Prime Rate shall take effect on the date of such change in the Prime Rate. "LIBOR Rate" shall mean the offered rate for U.S. Dollar deposits of not less than $1,000,000.00 for a period of time equal to each Interest Period as of 11:00 A.M. City of London, England time two London Business Days prior to the first date of each Interest Period of the Notes as shown on the display designated as "British Bankers Assoc. Interest Settlement Rates" on the Telerate System ("Telerate"), Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by the Bank from an alternate, substantially similar independent source available to the Bank or shall be calculated by the Bank by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate. "London Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in the City of London, England. Each change in the rate to be charged hereunder will become effective without notice on the commencement of each Interest Period based upon the LIBOR Rate then in effect. "Interest Period" means each consecutive one, two, three or six month period (the first of which shall commence on the date of this Agreement) effective as of the first day of each Interest Period and ending on the last day of each Interest Period, provided that if any Interest Period is scheduled to end on a date for which there is no numerical equivalent to the date on which the Interest Period commenced, then it shall end instead on the last day of such calendar month. Under no circumstances will the interest rate on the Notes be more than the maximum rate allowed by applicable law.

      1.2. Section 1.4(d) is amended and restated in its entirety as follows:

            (d) Principal. Principal on the Loans shall be due and payable pursuant to the terms of the Notes and shall be due and payable in full on the respective Maturity Dates; provided, however, that any Excess Cash Flow payments the Company makes shall be applied to principal reduction of the Term Note in the inverse order of maturity. The Company shall be required to make additional principal payments on the Term Loan based on the annual Net Income of the Company, commencing for the fiscal year ending in 2003. The Company shall pay an amount (the "Excess Cash Flow") equal to fifty percent (50%) of the Company's annual Net Income that exceeds the amount of principal paid by the Company on the Term Loans during such fiscal year ; provided, however, that such payment shall never be greater than $500,000 for any fiscal year. The Company shall pay the Excess Cash Flow on the February 1 occurring immediately after each fiscal year end. The Company shall be required to pay any Excess Cash Flow to the Bank.

      1.3. Section 6.2(c) is amended and restated in its entirety as follows:

            (c) Fixed Charge Coverage Ratio. Permit the ratio of Fixed Charge Coverage Ratio at the end of any Fiscal Period (as defined in Section 9) to be less than (I) 1.10 to 1.0 for the Fiscal Period ending February 15, 2004, (II) 1.15 to 1.0 for the Fiscal Period ending May 19, 2004, (III) 1.15 to 1.0 for the Fiscal Period ending August 1, 2004 and (IV) 1.25 to 1 for each Fiscal Period thereafter "Fixed Charge Coverage Ratio" means, for the Company during the Fiscal Period being measured, the quotient of (a) the sum of (i) net income (adjusted upward to the extent non-recurring, non-cash charges are reflected therein and adjusted downward to the extent non-recurring, non-cash gains are reflected therein), plus (ii) amortization and depreciation plus (iii) accrued interest expense plus (iv) income taxes payable during such period minus (v) one time non-cash charges reflected within net income, divided by (b) the sum of (v) current maturities of other long term indebtedness plus (w) current maturities of capitalized lease obligations plus (x) accrued interest expense plus (y) during the Fiscal Period this ratio is being measured, 20% of the Revolving Credit Usage (as defined below), and (z) Store Capital Expenditures in the prior 12 months. "Store Capital Expenditures" means the greater of (A) the product of
            (i) the number of Company restaurants that have been open more than one year during the Fiscal Period this ratio is being measured multiplied by (ii) $47,000 or (B) the actual Capital Expenditures on such restaurants during the Fiscal Period. "Revolving Credit Usage" means the amount of Revolving Loans outstanding under the Revolving Note on the last day of the Fiscal Period that is being measured.

      1.4. Section 6.2(e) is amended and restated in its entirety as follows:

            (e) Tangible Net Worth. Permit its Tangible Net Worth to be less than (i) $7,500,000 from November 1, 2002 through October 31, 2003,
            (ii) $10,000,000 from November 1, 2003 through October 31, 2004,
            (iii) $11,500,000 from November 1, 2004 through October 31, 2005, and (iv) $13,000,000 from November 1, 2005 to the later of the Revolving Credit Maturity Date, the Draw Loan Maturity Date or the Term Loan Maturity Date.

      1.5. Section 6.2(f) is amended and restated in its entirety as follows:

            (f) Interest Coverage Ratio. As of the end for each Fiscal Period commencing on February 15, 2004, permit the ratio of (a) (i) the Company's net income during the Fiscal Period being measured plus
            (ii) interest of the Company during the Fiscal Period being measured plus (iii) taxes of the Company during the Fiscal Period being measured plus (iv) one time non-cash charges reflected within net income for the Company during the Fiscal Period being measured to
            (b) the Company's interest expense during the Fiscal Period being measured to be less than 2.25 to 1.0 for each fiscal quarter end.

      1.6. Section 6.2(g) is amended and restated in its entirety as follows:

            (g) Senior Debt to EBITDA. At the end of any Fiscal Period commencing on October 31, 2004, permit the ratio of (i) the Company's Indebtedness during the Fiscal Period being measured to
            (ii) the Company's EBITDA during the Fiscal Period being measured to be greater than 2.5 to 1.0.

      1.7. Exhibit C-4 attached hereto amends and restates in its entirety Exhibit C-3.

      Section 2. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Ohio.

      Section 3. Costs and Expenses. The Company hereby agree to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, execution and delivery of this Amendment No. 1 and the other documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Bank with respect thereto.

      Section 4. Counterparts. This Amendment No. 1 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

      Section 5. Warrant of Attorney. The undersigned and all indorsers authorize any attorney at law, including an attorney engaged by the holder, to appear in any court of record in Columbus, Ohio, after the indebtedness evidenced hereby, or any part thereof, becomes due and waive the issuance and service of process and confess judgment against any one or more than one of the undersigned and all indorsers in favor of the holder, for the amount then appearing due, together with costs of suit and, thereupon, to release all errors and waive all rights of appeal and stay of execution, but no such judgment or judgments against any one of the undersigned shall be a bar to a subsequent judgment or judgments against any one or more than one of such persons against whom judgment has not been obtained hereon. The foregoing warrant of attorney shall survive any judgment; and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned and all indorsers or any one or more of them. The undersigned and all indorsers hereby expressly waive any conflict of interest that the holder's attorney may have in confessing such judgment against such parties and expressly consent to the confessing attorney receiving a legal fee from the holder for confessing such judgment against such parties.

      Section 6. Conditions Precedent. Simultaneously with the execution hereof, the Bank shall receive all of the following, each dated the date hereof, in form and substance satisfactory to the Bank:

            6.1. The certificate of an officer of the Company certifying the resolutions of the board of directors of the Company evidencing authorization of the execution, delivery, and performance of this Amendment No. 1 and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents, or the transactions contemplated.

            6.2. Executed versions of Amendment No. 1.

            6.3. Payment of a $30,000 amendment fee.

            6.4. Such other documents as the Bank may, in its reasonable discretion, so require.

      Section 7. Reaffirmation of Representations and Warranties; No Defaults. The Company hereby expressly acknowledges and confirms that the representations and warranties of the Company set forth in Section 4 of the Agreement, as amended, are true and accurate on this date with the same effect as if made on and as of this date; that no financial condition or circumstance exists which would inevitably result in the occurrence of an Event of Default under Section 7 of the Agreement; and that no event has occurred or no condition exists which constitutes, or with the running of time or the giving of notice would constitute an Event of Default under Section 7 of the Agreement.

      Section 8. Reaffirmation of Documents. Except as herein expressly modified, the parties hereto ratify and confirm all of the terms, conditions, warranties and covenants of the Agreement, and all security agreements, pledge agreements, mortgage deeds, assignments, subordination agreements, or other instruments or documents executed in connection with the Agreement, including provisions for the payment of the Notes pursuant to the terms of the Agreement. The parties hereto agree that this Amendment No. 1 does not constitute the extinguishment of any obligation or indebtedness previously incurred nor does it in any manner affect or impair any security interest granted to the Bank, all of such security interests to be continued in full force and effect until the indebtedness described herein is fully satisfied.

            The parties have executed this Amendment No. 1 as of the date first above written.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

MAX & ERMA'S RESTAURANTS, INC.                THE PROVIDENT BANK

By: /s/ William C. Niegsch, Jr.               By: /s/ Robert C. Mason
   ----------------------------------            ----------------------------
Name: William C. Niegsch, Jr.                 Name: Robert C. Mason
Its: Chief Financial Officer                  Its: Vice President

Address for Notices:                          Address for Notices:

4849 Evanswood Drive                          10 West Broad Street
Columbus, OH 43229                            Columbus,OH 43215
Attn: William C. Niegsch, Jr.                 Attention: Thomas E. Hannaford
Telephone No.: 614-431-5800                   Telephone No.: 614-221-0388
                                              Telecopy No.:  614-221-0875

                                  EXHIBIT C-4

                         MAX & ERMA'S RESTAURANTS, INC.
                          AT THE FOLLOWING LOCATIONS:

                       ADDRESS                                        COUNTY
739 S. Third St., Columbus, Ohio 43206                              Franklin
1904 Lake Club Drive, Columbus, Ohio 43232                          Franklin
8901 Kingsridge Drive, Dayton, Ohio 45459                           Montgomery
8930 Wesleyan Road, Indianapolis, IN 46268                          Marion
4550 Kenny Road, Columbus, Ohio 43220                               Franklin
31205 Orchard Lake Road, Farmington Hills, MI 48334                 Oakland
1275 E. Dublin-Granville Road, Columbus, Ohio 43229                 Franklin
8817 US 31 South, Indianapolis, IN 46227                            Marion
630 Stanwix St., Pittsburgh, PA 15222                               Allegheny
37714 Six Mile Road, Livonia, MI 48152                              Wayne
411 Metro Place North, Dublin, Ohio 43017                           Franklin
5533 Walnut Street, Shadyside, PA 15232                             Allegheny
1910 Cochran Road, Pittsburgh, PA 15220                             Allegheny
250 Merrill Street, Birmingham, MI 48009                            Oakland
5899 East 86th Street, Indianapolis, IN 46250                       Marion
220 City Center Drive, Columbus, Ohio 43215                         Franklin
445 E. Eisenhower Blvd., Suite 1, Ann Arbor, MI 48108               Washtenaw
306 Rand Road, Arlington Heights, IL 60004                          Cook
3750 W. Market St., Fairlawn, Ohio 44333                            Summit
30105 Detroit Road, Westlake, Ohio 44115                            Cuyahoga
2739 Fairfield Commons, Beavercreek, OH 45431                       Greene
447 N. Milwaukee Ave., Vernon Hills, IL 60061                       Lake
7800 Montgomery Road, Kenwood, Ohio 45236                           Hamilton
27466 Novi Road, #B237, Novi, MI 48377                              Oakland
3191 28th St., SE, Grand Rapids, MI 49508                           Kent
2020 W. 75th Street, Woodridge, I11 60517                           DuPage

                            ADDRESS                                    COUNTY
2475 Higgins Road, Hoffman Estates, IL 60195                        Cook
1317 Hamilton Road, Gahanna, OH 43230                               Franklin
8619 J.W. Clay Blvd., Charlotte, NC 28262                           Mecklenburg
6930 Miller Lane, Dayton, Ohio 45414                                Montgomery
936 Sheraton Drive, Mars, PA 16046                                  Allegheny
201 S. Bridewell Drive, Burr Ridge, IL 60521                        DuPage
33675 Solon Road, Solon, OH 44139                                   Cuyahoga
6420 Grand Avenue, Gurnee, IL 60031                                 Lake
3030 Lakecrest Circle, Lexington, KY 40513                          Fayette
130 Andrew Drive, Pittsburgh, PA 15275                              Allegheny
2240 Canton Center North, Canton, MI 48187                          Wayne
1155 Mt. Vernon Highway, Atlanta, GA 30338                          Fulton
3040 Steve Reynolds Blvd., Duluth, GA 30095                         Gwinnett
1515 Polaris Parkway, Columbus, OH 43240                            Franklin
4279 Cemetery Road, Hilliard, OH 43026                              Franklin
1391 Arrowhead Drive, Maumee, OH 43537                              Lucas
28254 Diehl Road, Warrenville, IL 60555                             DuPage
1848 Alysheba Way, Lexington, KY 40509                              Fayette
7085 Engle Road, Middleburg Heights, OH 44130                       Cuyahoga
2740 Mosside Blvd, Monroeville, PA 15146                            Allegheny
2080 Interchange Road, Erie PA 16509                                Erie
9226 Schulze Drive, West Chester, OH 45069                          Butler
5792 Youngstown-Warren Road, Niles, OH 44446                        Trumbull
300 Monticello Avenue #156 (MacArthur Center), Norfolk, VA 23510    Norfolk
44899 Mound Road, Sterling Heights, MI 48314                        Macomb
2901 South Hurstbourne Parkway, Louisville, KY 40220                Jefferson
12195 North Meridian Street, Carmel, IN 46032                       Marion
7480 Sawmill Road, Dublin, OH 43016                                 Franklin
900 Gamma Drive, Pittsburgh, PA 15238                               Allegheny
6051 Timber Ridge Drive, Prospect, KY 40059                         Jefferson
8700 Sam Furr Road, Huntersville, NC 28078                          Mecklenburg

                      ADDRESS                                           COUNTY
2631 Edmondson Road, Norwood, OH 45209                                Hamilton
3940 Rivertown Parkway SW, Grandville, MI 49418                       Kent
6260 Intech Commons Drive, Indianapolis, IN 46278                     Marion
4255 Baldwin Road, Auburn Hills, MI 48326                             Oakland
20506 North Rand Road, Deer Park, IL 60010                            Lake
178 Easton Town Center, Columbus, OH 43219                            Franklin
5150 William Flynn Highway, Gibsonia, PA 15044                        Allegheny
2515 Lake Lansing Road, Lansing, MI 48912                             Ingham
7890 Mentor Avenue, Mentor, OH 44060                                  Lake
4093 Washington Road, McMurray, PA 15317                              Washington
122 North Adams Road, Rochester Hills, MI 48309                       Oakland
3921 Summit Plaza Drive, Louisville, KY 40241                         Jefferson
5020 Tiedeman Road, Brooklyn, OH 44144                                Cuyahoga
805 Eastgate North Drive, Cincinnati, OH 45245                        Clermont
8050 East Broad Street, Reynoldsburg, OH 43068                        Franklin
7050 W. Central Avenue, Toledo, OH 43617                              Lucas